SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     August 6, 2000

                       ADVANCED WIRELESS SYSTEMS, INC.
         (Exact name of registrant as specified in its charter)

           Alabama                     0-26533                63-1205304
(State or other jurisdiction of      (Commission             IRS Employer
incorporation or organization)       File Number)          Identification No.)

                         716 College Avenue, Suite A-2
                          Santa Rosa, California 95404
                     (Address of principal executive office)

                    Issuer's telephone number:   707-576-1008

        Purchase of All of the Assets of Digital Wireless Systems, Inc.

On August 6, 2000, Advanced Wireless Systems, Inc. (the "Company" or "AWSS") purchased all of the assets of Digital Wireless Systems, Inc. ("DWSI"), pursuant to DWSI's confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. Prior to the purchase, DWSI operated as debtor-in-ossession under Chapter 11 of the U.S. Bankruptcy Code (Case No. 398-10899, U.S. Bankruptcy Court, Middle District of Tennessee). DWSI was created in 1997 to take over the businesses of two partnerships, one limited liability company and one corporation that were created in 1993 and 1994 in the same sort of promotion as Mobile LLC, AWSS's predecessor. It operates wireless cable and direct broadcast satellite TV services in Baton Rouge Louisiana, Clarksville Tennessee, Reading Pennsylvania, and Shreveport Louisiana. We purchased the assets for 10,381,103 equity units consisting of a total of 10,381,103 shares of our common stock and warrants to purchase 41,524,412 shares of our common stock, and we assumed the outstanding liabilities of DWSI as of the closing date.

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                                CONTENTS

Item 1  Change in Control of Registrant.....................................1
        Addition to Current Management Team - David D. Schlueter............1
Item 2  Acquisition of Assets...............................................2
        Risk Factors........................................................3
        We Need an Infusion of Capital to Continue Operations at
        Current Levels......................................................3
        Risks Due to Lack of DWSI Financial Statements......................3
        Risks Because of DWSI's Poor Financial Condition....................4
        Risks of Our Own Business and Operations............................5
        Financial History and Background of DWSI............................6
        Summary of the Asset Purchase Agreement.............................7
        Purchase Price......................................................7
        Adjustments to Purchase Price.......................................8
        Distribution to DWSI Equity Security Holders........................9
        Assets Purchased....................................................9
        Litigation Claims..................................................10
        Liabilities Assumed and Payments Made on DWSI's Behalf.............10
        Description of Securities Issued in the Purchase...................11
        Common Stock.......................................................11
        Common Stock Purchase Warrants.....................................12

Item 4  Changes in Registrant's Certifying Account.........................12

Item 5  Other Events.......................................................13
        Resignation of Miles Humphrey as Director..........................13
        Retention of Hurley & Company as Independent Accountants...........13
        Recent Amendments to Our Articles of Incorporation.................13

Item 7  Financial Statements and Exhibits..................................13
        Financial Statements - To Be Submitted By Amendment................13
        Exhibits...........................................................13

SIGNATURES.................................................................14

Item 1     Change in Control of Registrant

Prior to the DWSI acquisition we had about 5.44 million shares of stock ssued and outstanding. Upon completion of the DWSI acquisition, the laimants and interest holders under the DWSI bankruptcy will own more than
10.38 million shares of our stock and have the right to purchase more than an additional 41.52 million shares, out of a total of nearly 57.34 million hares (fully diluted). Thus, the recipients of the shares from the DWSI purchase (which will be distributed to DWSI interest holders under its Plan of Reorganization) will own a majority of the shares of our outstanding stock and be able to control future shareholder votes, including election of all directors. An additional 284,410 equity units have been placed into escrow, pending completion of the financial and auditing issue discussed in Adjustments to Purchase Price, page 8.

DWSI had more than 4,000 creditors and equity security holders who will receive our shares and warrants as a result of this purchase. We believe that no individual creditor, security holder, or group of creditors and security holders, will receive more than 1,892,680 shares (3.30%) of our stock, fully diluted, including shares issuable on exercise of all warrants to be issued in the DWSI acquisition. No group of DWSI shareholders has gotten together for the purpose of exercising control over us or electing members to our board of directors. One individual, Mr. David Schlueter, who has been elected chairman of our board of directors, would, upon exercise of all of warrants, own 3.30% of our common stock, and upon release of the audit escrow and upon exercise of all warrants, would own 4.38% of our common stock.

Because the DWSI claimants and interest holders, like our own shareholders prior to the DWSI acquisition, are mainly small investors, we believe that the issuance of shares amounting to more than 65.6% of our outstanding common stock (90.5%, if all outstanding warrants are exercised) will not cause a change of control of our company or our board directors, because no person or group will own enough shares to exercise control over AWSS or elect members of the board of directors. We are including this description of the issuance of shares in the DWSI acquisition in the interest of clarity, but we do not agree or acknowledge that a "change of control" has taken place under Securities and Exchange Commission rules.

Addition to Current Management Team - David D.  Schlueter

As part of the acquisition, we have agreed to hire David D. Schlueter, DWSI's chief executive officer, and to elect him chairman of our board of directors, because of his familiarity with the assets and businesses we are acquiring.

Mr. Schlueter, 52 years old, will have responsibility for management of the company, together with our president, Thomas M. Howard. David D. Schlueter has a Bachelor of Science degree in Chemistry from Rensselaer Polytechnic Institute and a Ph.D. degree in Analytical Chemistry from the University of Massachusetts. Dr. Schlueter has more than 25 years of technical, supervisory, business and legal experience with E. I. Du Pont de Nemours and Company, Inc. From July 1994 through December 1997 he was an officer and director of Future Vision Wireless Cable, Inc. From January 1996 through October 1997 he served as a Managing Partner and the Vice President of Contracts and Legal Affairs for the Reading Wireless Cable Television Partnership. From August 1994 to September 1997 he served as Managing General Partner of the Intercontinental Telecommunications Associates - Valdosta, GA General Partnership. He presently serves as Chairman of the Official Unsecured Creditors' Committee of American Broadcasting Systems, Inc.; Secretary and Chairman of SkyView Wireless Cable, Inc.; and General Partner of Wisconsin Wireless Partners. Dr. Schlueter is a co-founder of Digital Wireless Systems, Inc. and served as its Chief Executive Officer and Chairman of the Board since January 1997.

After the closing, Mr. Schlueter owned 378,536 shares (2.39%) of the Company's stock and warrants to buy 1,514,144 additional shares, all of which were issued to him as part of the DWSI purchase, in exchange for his claims and equity interests in DWSI. An additional 136,334 shares and 545,336 warrants from Mr. Schlueter's equity interests have been escrowed by the Company, pending the completion of the auditing issue discussed below in Adjustments to Purchase Price, page 8. The combined shares and warrants

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together would give him control of 4.38% of our common stock on a fully diluted basis.

Mr. Schlueter replaces Miles Humphrey on our board of directors, for a term ending in 2001. Mr. Humphrey resigned at the time of closing the DWSI acquisition to make room for Mr. Schlueter on our five member board.

Item 2     Acquisition of Assets

We purchased the assets of DWSI, as part of the confirmed plan of reorganization, for over 10.2 million shares of our common stock, plus 10.2 million One-Year Warrants, 10.2 million Eighteen-Month Warrants, 10.2 million Two-Year Warrants, and 10.2 million Three-Year Warrants. The exercise prices of the warrants range from $1 to $6. In addition, the Asset Purchase Agreement and Spectrum Lease Agreement provide for purchase price adjustments of the equity units if certain conditions are not met. We also agreed to assume and pay substantially all of DWSI's indebtedness to others and costs of the DWSI bankruptcy, including payment of administrative claims, costs to audit DWSI's financial statements, and closing costs of the proposed purchase. These claims include professional fees, loans, and tax claims. The professionals and court-approved lenders have the option to be paid either in cash or in our securities. The unsecured claimants and DWSI's equity security holders will receive our securities in satisfaction of their claims.

Our shares and warrants are being issued to DWSI's claimants and equity security holders in exchange for their claims and interest, as part of that company's plan of reorganization. These shares and warrants are being issued pursuant to the exemption from the registration provisions of the Securities Act of 1933 contained in Section 1145 of the U.S. Bankruptcy Code, and, as such, they have not been registered with the Securities and Exchange Commission.

DWSI has not prepared audited financial statements of its operations through December 31, 1999, as contemplated by our purchase agreement. We have advanced substantial funds to DWSI to keep them afloat pending the completion of the purchase transaction, which remains to be completely consummated.

The disclosure statement that DWSI filed on February 15, 2000, discloses that DWSI had total tangible assets of $189,000, and total intangible assets of approximately $1.54 million, of which $1.5 million was listed as the current market value of DWSI's FCC licenses. The disclosure statement lists the liquidation value of those assets, prior to disposition costs and costs of administration, of $813,828. The disclosure statement lists total claims of approximately $1.26 million, plus administrative expenses and a lien on the FCC licenses. The lien on the FCC licenses secures certificates of indebtedness and junior secured notes issued during the Chapter 11 case for a total of $653,953. Holders of certificates and notes who do not convert are
entitled to be paid the full amount of their principal and interest.   All of
the holders of the certificates of indebtedness and junior secured notes have elected, under the plan of reorganization, to convert their certificates and notes to AWSS equity units at the rate of two equity units for each one dollar of indebtedness, except for one certificate holder owning $5,000 principal amount certificate, who still holds an unpaid certificate.

DWSI has operated at a loss since inception and has reported operating losses every month since the Chapter 11 case was filed. Immediately prior to our purchase, DWSI's operating losses were running at $40,000 to $50,000 per month.

The purchase transaction was originally negotiated in 1999, but the asset purchase agreement between DWSI and us was not entered until February 15, 2000, and the DWSI plan of reorganization was not confirmed until May 23, 2000. In the meantime, the financial condition of DWSI continued to deteriorate due to its mounting operating loss. As a result, by the closing of the transaction on August 6, 2000, DWSI was in dire straits. It had basically run out of money to continue operations. Nevertheless, we believe that the value that can be realized from the assets we acquired are worth the high risks involved in completing the DWSI acquisition.

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DWSI's main value lies in its FCC licenses in the four markets where it operates. These licenses can only be transferred with FCC approval. We have engaged legal counsel to file the necessary applications and information with the FCC to transfer DWSI's licenses to us. These applications have now been filed with the FCC, but FCC approval of the license transfer applications could take 60 to 90 days from the date of this report. In the meantime, we have leased all of DWSI's licenses from DWSI and have taken over their operation from DWSI.

Risk Factors

Because of the lack of audited financial information on DWSI as well as its precarious financial condition, and our own poor financial condition, substantial risks are involved in this asset purchase and in any investment in our company. The following discussion summarizes the most important of those risks. Because of the high risks involved, investors should not invest in our securities unless they can afford a complete loss of their investment.


We Need an Infusion of Capital to Continue Operations at Current Levels

Both DWSI's and our own businesses are operating at a loss. We have a critical need for operating capital in order to continue operating our business and the newly acquired DWSI businesses at current levels. DWSI in particular has unpaid bills and no funds with which to pay them. Its current unpaid liabilities exceed $300,000, according to unaudited information provided to us as of June 21, 2000. We do not have enough cash to pay off these debts and we continue to operate our existing business at a loss. We must have an infusion of capital in the immediate future or we will be forced to curtail or close some operations.

We are issuing more than 41 million warrants to purchase our common stock in the DWSI acquisition, as part of DWSI's confirmed plan of reorganization. We hope that the DWSI equity holders will exercise warrants for our stock, to provide operating capital. All of the warrants are exercisable at prices (from $1 to $6 higher than the current price of our stock ($0.81 on August 8, 2000). We cannot be sure that any DWSI equity holders will exercise any warrants, and we do not have other funding sources ready to generate revenue to sustain our operations.

Risks Due to Lack of DWSI Financial Statements

We do not have audited financial statements on DWSI and cannot be sure of the current financial condition of the property we have bought.

Although the asset purchase agreement required DWSI to provide audited financial statements for the year ended December 31, 1999, prior to closing, they do not have audited statements and cannot afford the cost of an audit. We elected to waive the audit requirement, and amended the asset purchase agreement to provide that the purchase price will be reduced if we cannot obtain audited financial statements within 70 days of closing. We based our decision to proceed on our familiarity with DWSI's assets and business and of their current liabilities that we are assuming.

An audit provides independent assurance of the financial condition of the enterprise being bought. Without these statements, we run the risk that the financial condition of DWSI is not what its management has told us it is, that assets are overstated, that liabilities are understated, and that the operating losses at DWSI are much larger than what we now believe. The audit, when it is completed, may show that we paid substantially more (or less) than what the assets are worth.

Without an audit of DWSI, we cannot comply with SEC reporting requirements, and AWSS could be delisted from the OTC Bulletin Board.

SEC rules require that we must furnish audited, historic financial statements of substantial businesses that we acquire and unaudited pro forma financial statements for the combined businesses within 60 days of when we file this report. If we are unable to complete the audit and file the required

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financial statements, we will become delinquent in our reporting obligations to the SEC. If we remain delinquent, the Over-the-Counter Bulletin Board, where our stock is now quoted, may decide to suspend quotation of our stock. If quotations were not given on the OTC Bulletin Board, it might become much more difficult to buy or sell our stock at prices reasonably related to fair market value.

If we were delisted from the Bulletin Board, we would likely try to have our stock quoted on another trading vehicle, such as the non-Nasdaq, pink sheets. These markets are thinly traded and price quotations on pink sheet stocks often do not reflect the prices at which any substantial amounts of stock can be bought or sold.

Risks Because of DWSI's Poor Financial Condition

DWSI has run out of operating capital and risks closure or loss of some operations and assets.

On the closing date, DWSI lacked funds to pay its ongoing expenses and was in danger of having essential business services discontinued by its vendors and suppliers. AWSS has also been operating at a loss, and our operating capital reserves are also nearing depletion. We expect that some recipients of our warrants being issued in the DWSI purchase will exercise their warrants to provide operating capital until we can consolidate and stabilize operations, but we have no commitments to do so and cannot be sure that any warrants will be exercised. If we do not locate a financing source to help finance current operations within the next thirty days, we may be forced to close some operations, at least temporarily. Once they are closed, we cannot be sure we will be able to restart them or salvage any value from them.

We are seeking alternate sources of capital to temporarily fund our operations. We have entered into discussions with one financing group but, at this time, there can be no assurances that the necessary capital will be forthcoming. Therefore, we risk being forced to close at least some of the operations we are buying because of lack of funds to continue. We then risk the permanent loss of these assets and any revenue we could get from operating or selling them.

DWSI has always operated at a loss and will continue to do so unless we make dramatic changes.

As of June 2000, DWSI's management has informed us that they are operating at a loss of $40,000 to $50,000 monthly. We have no reason to believe that their estimates are inaccurate, but DWSI's financial statements have not been audited or reviewed by an independent public accountant, and their losses according to generally accepted accounting principals could well be greater
than DWSI's management believes.   Unless we dramatically change DWSI's
operations by consolidating them with our own and offering viable services over the FCC license frequencies we are acquiring, we will continue to operate at a loss until we are forced to sell or close the business.

We continue to believe that our FCC licenses, especially with the addition of the DWSI licenses, have value as providers of high-speed Internet and other wireless services. However, neither we nor DWSI have had operating capital to adequately develop such services. In order to make our operations viable, we believe we must develop a marketing plan to become a national Internet provider.

DWSI's FCC licenses are not held in the proper party's name; we may be unable to transfer the licenses to us..

After DWSI filed its chapter 11 case, DWSI continued to operate its radio frequencies during its bankruptcy without asking the FCC to formally transfer the license to DWSI as "debtor in possession" under the Bankruptcy Code, as required by the FCC. Now that DWSI has sold all its assets to us, we must, with DWSI, have the licenses transferred first to DWSI as debtor in possession, and then to our name. Our FCC counsel advises us that this transfer process should not be opposed by the FCC, assuming they agree that we are suitable owners for the licenses. We are already an approved holder of

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similar licenses in the Mobile, Alabama, area, and we believe the FCC will not oppose the ultimate transfers to our name. However, these we must obtain consent from the FCC to make these transfers. We have engaged counsel to complete the license transfer process on behalf of us and DWSI.

The FCC legal counsel we engaged believes that there are no insurmountable impediments to transferring the licenses to us, but if we cannot get one or more the licenses and have the use of them, we will fail to obtain the most valuable asset that we are buying in this transaction. If we are unable to obtain government approval and have the licenses transferred, the value of our bargain to buy these assets would be lost.

We have made an assignment of the DWSI licenses as collateral to secure payment of DWSI's legal fees.

Prior to closing, we executed promissory notes to cover fees owed to four law firms that represented DWSI in its bankruptcy proceedings, to cover their outstanding bills through May 25, 2000, totaling approximately $134,000. Both notes are secured by an assignment of the FCC licenses, which are the main asset we are acquiring in the purchase. Both notes bear interest at 9% per annum and require monthly payments, with the entire amounts becoming due December 31, 2000. If we are unable to pay off these notes as they become due, we could lose the FCC licenses that we have just purchased.

Risks of Our Own Business and Operations

We have a history of losses and expect more losses in the foreseeable future.

Our predecessor, Mobile LLC, filed for Chapter 11 bankruptcy proceedings in 1997 because it was unable to operate profitably. Its situation and history were very similar to that of DWSI. Since we emerged from bankruptcy in early 1998, we have continued to experience losses from operations. We have determined to suspend installations for new customers in our only business line with an operating history, the wireless cable TV business, because we believed our limited channel capacity made it impossible to compete with the hard-wire cable and direct broadcast satellite television providers. We can expect losses in our Internet business line until we build a large enough customer base to generate revenue in excess of start-up and operating costs.

Due to the uncertainties regarding the availability of capital, we do not have reliable projections of how long it may take to generate positive cash flow or operating profits from the Internet business. We have ongoing operating costs including rent, license fees for our broadcast frequencies, and debt service.

We believe that, to make a profit from our current business in Mobile, we must expand our Internet customer base to at least 3,000 customers from a current customer list of approximately 1,000. We do not have estimates, as yet, of the number of customers it will take to become profitable at the newly acquired locations in Shreveport, Baton Rouge, Reading, and Clarksville. Accordingly, we cannot expect to operate at a profit in the foreseeable future.

We will need additional capital to continue and expand operations.

Since we began operations we have depended on capital provided by financing during the bankruptcy proceedings as well as on equity provided by exercise of warrants for our common stock, which were issued as part of the reorganization. Assuming we can successfully grow our high speed Internet access business, we likely must find additional capital, either in the form of loans or sale of more equity, to invest in equipment necessary for that business and to provide operating capital until the Internet business generates positive cash flow. Given our history of losses and lack of operating history, we cannot be sure that we will be able to raise sufficient capital to continue in business until we become profitable.

Since confirmation of the Mobile LLC Plan of Reorganization, our stockholders who acquired stock as part of the Plan and who were investors in the earlier partnership have exercised warrants that were distributed to those stockholders as part of the Plan. We have depended on the funds from exercise of these warrants for operating capital during the past year, all of which

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warrants have either been exercised or have expired.  We are issuing more than
41 million more warrants to DWSI claimants and equity security holders as part of this acquisition, and we expect to use proceeds from exercise of these warrants to finance our operations for the foreseeable future. If the warrant holders do not exercise the warrants, we may have insufficient capital to continue operations at their current levels for the newly acquired businesses in Shreveport, Baton Rouge, Clarksville and Reading, or to continue our present operations in Mobile.

Our senior secured indebtedness is due and unpaid.

At June 30, 2000, $175,000 in principal amount plus accrued interest was due and unpaid on a loan made to us by a director who assisted in financing our operations while we were still in bankruptcy. The outstanding loan is secured by essentially all of our assets, including our wireless frequency licenses. This loan is now due and payable in full, together with accrued, unpaid interest. In addition, we owe a former director accrued and unpaid interest on a similar secured loan, whose principal amount we repaid last year. These lenders have not demanded payment nor declared the loans in default, but they also have not waived any provisions of the loan agreement. We are negotiating an extension or settlement of this indebtedness, but if we are unable to renegotiate the terms of this debt, the lenders could demand payment and foreclose on assets which are important to continuing our business.

Financial History and Background of DWSI

DWSI was founded in January 1997 for the purpose of acquiring and developing subscription television businesses by acquiring assets from four business entities who were engaged in the same business - the Baton Rouge Wireless Cable Television LLC, the Reading Wireless Television Partnership, the Shreveport Wireless Cable Television Partnership, and Future Vision Wireless Cable, Inc. DWSI acquired the assets and businesses of these entities in the last quarter of 1997.

The businesses so acquired were originally established between 1993 and 1994 by promoters, who raised from investors approximately $47 million, only a fraction of which was made available for these entities to develop and operate wireless cable television businesses. The promoters were required, under the agreements entered, to furnish various services and assets to these businesses which for the most part never occurred. Litigation was commenced by several of these businesses against the promoters and attorneys which resulted in a settlement of approximately $1 million and the cancellation of all interests in the businesses held by such promoters.

The foregoing facts left the prior business entities and subsequently DWSI substantially undercapitalized, and with management who had no substantial experience in the wireless cable business. As a result, DWSI continued to lose money without reasonable hope of turning the situation around without a significant capital infusion.

We are acquiring DWSI's assets and four businesses in this asset purchase. These businesses, and their assets, are very similar to our current operations in Mobile, Alabama. The four DWSI businesses provide television programming to individual households, business establishments and multiple-dwelling units, such as hotels, motels, apartments, condominiums, hospitals, and dormitories in and around Baton Rouge, LA, Clarksville, TN, Reading, PA, and Shreveport/Bossier City, LA. Programming is provided through agreements with World Satellite Network, DirecTV, Echostar and other television programming providers and are delivered by both wireless cable and direct broadcast satellite transmission. Recently, DWSI has begun to offer high-speed wireless Internet service made available from DirecPC.

DWSI has never operated profitably and has, during the course of its Chapter 11 case, continued to incur significant operating losses. DWSI's management tells us that, at the time we closed this asset purchase, DWSI's operating losses were running between $40,000 and $50,000 per month. DWSI does not have audited financial statements for any fiscal period, so we cannot be sure that audited financial information would not reveal even larger operating losses.

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Summary of the Asset Purchase Agreement

Purchase Price

We entered the asset purchase agreement with DWSI as part of DWSI's confirmed plan of reorganization. The plan of reorganization calls for us to purchase substantially all of the business assets of DWSI for 10.38 million shares of our common stock and warrants to purchase 41.52 million shares of our common stock at prices ranging from $1 to $6 per share, subject to several adjustments in the purchase price described below in Adjustments to the Purchase Price, page 8. The shares and warrants will be issued to the DWSI claimants and interest holders in equity units, each equity unit consisting of 1 share of common stock and 4 common stock purchase warrants. The stock and warrants are described in Description of Securities Issued in the Purchase, page 11.

The closing bid price for our common stock on the OTC Bulletin Board was $0.75 per share on August 4, 2000. At that price, 10.38 million shares of common stock would be worth approximately $7.79 million. We negotiated the purchase price with DWSI's management, and the Bankruptcy Court approved the purchase price as part of DWSI's confirmed plan of reorganization.

DWSI's Amended Disclosure Statement listed net equity value of DWSI's tangible and intangible property at only $1,002,828. Because DWSI does not have audited financial statements, we do not know what book value will be attributed to its assets when they are listed on our balance sheet, but we believe their book value will be substantially less than the current market value of our common stock on the date of the exchange. Therefore, we expect to incur a loss on the purchase, for financial statement purposes, in excess of $6.78 million.

We agreed to pay this purchase price mainly for four reasons. First, we believe that we can use the FCC licenses owned and operated by DWSI to generate income, in the same way we are using our FCC licenses in Mobile. We hope to achieve economies of scale with these additional licenses that will permit the combined system to operate profitably. So we believe that the revenue we can generate from the DWSI assets we purchased will justify the purchase price paid, even though it exceeds the book value of the assets. Our business plan contemplates making acquisitions like DWSI in order to achieve a large enough scope of operations to operate the combined entity profitably, and we believe that we can manage the DWSI assets to accomplish this goal. We believe that the current fair market value of the licenses that we are acquiring from DWSI substantially exceeds their book value, but we do not have an independent appraisal of the licenses.

Second, the purchase price was negotiated in February 2000, before our shares were traded on any organized securities markets and before they had any established market value. Neither we nor DWSI's management could be sure what, if any, value could be placed on our stock at the time the deal was struck.

Third, the shares and warrants issued to DWSI's equity security holders in the DWSI purchase are subject to restrictions on transfer imposed by the Bankruptcy Court's confirmation order. Pursuant to the Court's order, the common shares issued in the purchase are not transferable until the first day of the third full month following the date of the confirmation order (June 26, 2000), at which time five percent (5%) of each holder's shares, pro rata, shall be released from the restrictions on transfer each month until all shares are released from the Court's transfer restrictions. Accordingly, the DWSI claimants and interest holders who receive shares in the purchase are obligated to hold their shares and may not readily sell them in the securities markets. The restriction on transfer reduces the value of the shares being given in the purchase.

Fourth, the market for our common stock is thinly traded, so the DWSI claimants and interest holders could not actually sell the shares they will receive in the acquisition for prices close to $.75 per share. The reported daily trading volume for our shares has averaged a little over 3,500 shares since trading began on May 23, 2000. If a substantial number of the DWSI claimants and/or interest holders attempted to sell their shares on the same day, the price of our stock would likely drop sharply, and the sellers would likely receive substantially less than $0.75 per share, if they could sell their shares at all.

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Adjustments to Purchase Price

- The amended asset purchase agreement and spectrum lease agreement provide for adjusting the purchase price, for the following conditions:

- Increasing the number of equity units if AWSS's average closing bid price is lower than $1.10 for the 30 trading days prior to closing;

- Decreasing the number of equity units if we are unable to obtain audited financial statements, after reasonable efforts, within 70 days of closing;

- Decreasing the number of equity units because DWSI was unable to transfer title to the FCC licenses at closing.

- Increasing the number of equity units in consideration for the lease of transmission capacity to AWSS during the license transfer period.

Increase in Price Due to AWSS Bid Price. The purchase agreement requires us to increase the number of shares and warrants to be issued if the average daily closing bid price for our stock is less than $1.10 for the 30 business
days prior to closing.   The required adjustment divides 8,800,000 by the
average bid price for the 30 business days prior to August 6, 2000 ($0.8584 per share). The calculation, 8,800,000 divided by $0.8584, equals 10,251,631, an increase of 2,251,631 (28%) each of common stock, Series C warrants, Series D Warrants, Series E Warrants and Series F Warrants.

We had earlier made a preliminary calculation of the purchase price adjustment based on 30 days' trading prior to July 7, 2000, a date when we had originally hoped to close. That purchase price adjustment would have resulted in issuance of an additional 869,632 equity units to the DWSI claimants and equity security holders. The following two additional adjustments to the purchase price were calculated to equal 1,381,999 shares, which is the difference between the July 7th and August 6th purchase price increase calculations.

Decrease in number of shares if we are unable to obtain audited financial statements. We have agreed to decrease the total number of shares to be issued by 284,410 shares if we are unable to obtain audited financial statements for DWSI for the years ended December 31, 1999 and 1998, within 70 days after closing the purchase. We have held back from the purchase price and placed into escrow a sufficient number of shares to make a post-closing adjustment in the total number of shares to be issued, if necessary.

Decrease in number of equity units due to failure to promptly transfer title at closing. DWSI had not obtained approval from the FCC to transfer the licenses at closing. We have retained FCC counsel to complete this process, but until it is complete we cannot be sure that we will receive the full benefit of our bargain to purchase the DWSI assets, the most significant of which are its FCC licenses. Accordingly, we have agreed to reduce the purchase price paid to DWSI's equity security holders by 1,097,589 shares on account of the failure to transfer the FCC licenses at closing.

Increase in number of equity units for lease of licenses. Under the Spectrum Lease Agreement, we have agreed to pay DWSI's equity security holders transmission fees of 100,000 equity units per month in consideration for the lease of transmission capacity on its licenses until the licenses are transferred. Our FCC attorney estimates the license transfer process should take approximately 2 to 3 months to complete.

After making these adjustments, we were obligated to issue a total of
8,869,632 equity units for the purchase price.   An additional 1,511,471
equity unites were issued to the various administrative claimants, who elected to convert their claims into equity unites under the terms of DWSI's plan of reorganization. At closing on August 6, 2000, we issued 10,381,103 equity units and retained 284,410 equity units in escrow to make an additional adjustment, depending on timely receipt of the audit. We expect to make the remaining adjustment and issue the remaining equity units, if any, as soon as the financial audits are complete and the FCC licensees have been transferred.

Distribution to DWSI Equity Security Holders

DWSI was owned primarily by four business entities, all of whom have underlying equity security holders that were the investors in the wireless cable TV promotions from which DWSI was created. DWSI's confirmed plan of reorganization treats these underlying equity security holders as the security holders of DWSI. As provided in DWSI's confirmed plan of reorganization, we will distribute our equity units directly to the underlying equity security holders and not to the four business entities that are DWSI's nominal stockholders.

Assets Purchased

We agreed to take over all assets of DWSI at the closing date. These assets consisted of DWSI's wireless cable and direct broadcast satellite (DBS) operations in Shreveport, Louisiana, Baton Rouge, Louisiana, Clarksville, Tennessee, and Reading, Pennsylvania. The assets include the equipment necessary to operate the wireless cable and DBS businesses in each location. We took over business office and radio tower leases in each location. The tower rents in all locations are in arrears ranging from five to ten months.

After DWSI filed its Chapter 11 case, DWSI continued to operate its radio frequencies during its bankruptcy without asking the FCC to formally transfer the license to DWSI as "debtor in possession" under the Bankruptcy Code, as required by the FCC. Now that DWSI has sold all its assets to us, we must, with DWSI, have the licenses transferred first to DWSI as debtor in possession, and then to our name. Our FCC counsel advises us that this transfer process should not be opposed by the FCC, assuming they agree that we are suitable owners for the licenses. We are already an approved holder of similar licenses in the Mobile, Alabama, area, and we believe the FCC will not oppose the ultimate transfers to our name. However, we must obtain consent from the FCC to make these transfers.

We have engaged FCC counsel to complete the license transfer process on behalf of us and DWSI. DWSI has outstanding, unpaid legal fees for FCC license transfer work of about $4,000. In order to complete the license transfer process in the most efficient matter, we have agreed to pay the unpaid fees with a note secured by all of the FCC licenses. We have also agreed to pay on a current basis for the work required to complete the license transfers to us.

The asset purchase agreement calls for us to buy the FCC radio frequency licenses from DWSI; however, we can't complete that purchase until the FCC approves transferring the licenses to us. In the meantime, we have entered a spectrum lease agreement with DWSI that gives us the right to operate these frequencies. A summary of the FCC licenses acquired follows:

     E-Group and F-Group in the Baton Rouge, LA Metropolitan area.
     H-1 and H-3 Channels in the Clarksville, TN Metropolitan area. E-Group and F-Group in the Reading, PA Metropolitan area.
     H-3 Channel in the Shreveport/Bossier City, LA Metropolitan area.

The asset purchase agreement also calls for us to acquire several FCC radio frequency licenses from DWSI in the form of leases with the FCC radio frequency license owner. A summary of the FCC licenses available to us in the form of leases follows:

     H-1, H-2 and H-3 Channel in the Baton Rouge, LA Metropolitan area A-Group, B-Group, C-Group, D-Group, E-Group, F-Group, G-Group and H-2
         Channel in the Clarksville, TN Metropolitan area
     E-Group, H-1 Channel, and H-2 Channel in the Shreveport/Bossier City, LA
         Metropolitan area.

In addition, DWSI has transferred to us channel lease agreements with entities who have made application for various FCC radio frequency licenses. None of these licenses have been issued by the FCC at this time. In the event any of the underlying FCC licenses are issued to our applicant, we will be able to operate the corresponding radio frequencies under the terms and conditions of the lease agreement. A summary of the FCC licenses covered by these channel lease agreements follows:

     A-Group, B-Group, C-Group, and G-Group in the Baton Rouge, LA
        Metropolitan area.
     A-Group, B-Group, C-Group, D-Group, and G-Group in the Reading, PA
        Metropolitan area.
     A-Group, B-Group, C-Group, D-Group and G-Group in the Shreveport, LA
        Metropolitan area.

Litigation Claims

On October 28, 1999 DWSI filed a complaint against Decathlon Communications, Inc. ("Decathlon") alleging that Decathlon owed it $210,745 for digital compression equipment that was paid for but not delivered and asserting damages in the amount of $582,280. On February 23, 2000, the U.S. Bankruptcy Court heard Decathlon's motion for a change of venue and ruled that Colorado was the proper venue. DWSI subsequently filed its lawsuit in Denver, Colorado and, under the terms of the asset purchase agreement, AWSS has asserted its rights as plaintiff

Decathlon subsequently filed lawsuits against the Baton Rouge Wireless Cable Television LLC and the Shreveport Wireless Cable Television Partnership alleging that each entity failed to make final payments on digital compression equipment ordered from Decathlon. DWSI, and now AWSS, have assumed the defense for these cases in accordance with the terms of their respective asset purchase agreements.

All three cases are in their early stages and we cannot now predict the outcome of these suits.

Liabilities Assumed and Payments Made on DWSI's Behalf

Accounts Payable. We have assumed DWSI's accounts payable in the ordinary course of business. The schedule of accounts payable provided to us at closing showed accounts payable of $299,295.46 as of June 21, 2000. These accounts include rent in arrears on our radio towers in all four DWSI locations, professional fees and expenses, and other ongoing expenses where, if the provider discontinued services or usage by us, our operations in the affected locale would be interrupted. DWSI, and now AWSS, has been negotiating with its creditors over how to handle these obligations.

Administrative Expenses of the Chapter 11 Case and Other Legal Fees. We agreed to pay administrative expenses of DWSI's Chapter 11 case of approximately $130,000. These administrative claims include legal fees to the two law firms that represented DWSI in its chapter 11 proceedings:

     Sidney J.  Diamond, LLP             $73,960.58 through May 25, 2000,
                                               plus post-closing fees
                                               estimated at $25,000.

     Boult Cummings Conners & Berry PLC   $25,032.54, through May 25, 2000,
                                             plus additional billed
                                               services of $4,707.63 through
                                               June 30, 2000.

DWSI also incurred approximately $6,000 in legal fees to two other law firms for work on a claim DWSI made in Denver, Colorado, and FCC license transfer work. AWSS has executed promissory notes to pay the fees for these four law firms on behalf of DWSI for the amounts, with a total current balance of approximately $134,000 plus interest. The notes are secured by an assignment of the FCC licenses, which are the main asset we are acquiring in the purchase. The security agreement also covers future fees earned by these firms for the work they do. The notes bear interest at 9% per annum and require monthly payments, with the entire amounts becoming due December 31, 2000. If we are unable to pay off these notes as they become due, we could lose the FCC licenses that we have just purchased.

On August 2, 2000, DWSI filed a motion in the Bankruptcy Court seeking the nunc pro tunc allowance of loans, totaling $160,000 in principal, which were made to DWSI after the filing of its voluntary petition but before the Court approval of the junior secured notes. Upon approval of this motion, the principal and accrued interest of these loans will become an administrative priority expense of AWSS.

In addition to assuming the liabilities listed above, we have advanced approximately $40,000 to DWSI since May 1, 2000, to pay operating expenses and have purchased one piece of equipment from DWSI for about $20,000. We made these advances to preserve the assets of DWSI, pending closing of this purchase transaction.

Description of Securities Issued in the Purchase

We are authorized to issue up to 150,000,000 shares of common stock, par value $.01 per share. On July 19, 2000, prior to the asset purchase, 5,437,118 shares of common stock were issued and outstanding. At the closing of the DWSI asset purchase, we issued an additional 10,381,103 shares of common stock and warrants to purchase another 41,524,412 shares of common stock to the DWSI claimants and interest holders as payment for the assets. An additional 284,410 equity units have been retained in escrow.

Common Stock

Each shareholder of AWSS Common Stock is entitled to one vote for each share of Common Stock held on all matters to be voted on by shareholders. In the election of directors, shareholders may not cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of shares) unless a shareholder has given notice of the intention to cumulate votes prior to the commencement of voting. If any shareholder has given notice of the intent to cumulate votes, then each shareholder has the right to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder sees fit. Shareholders have no preemptive rights to purchase shares, should we decide to issue additional shares.

AWSS shareholders have no conversion rights, redemption rights, or sinking fund provisions. Shareholders are entitled to receive dividends, when declared by its board of directors, out of funds legally available therefore, subject to the restrictions set forth in the Alabama Statutes. If the Company were to liquidate, dissolve, or wind up, the holders of the Common Stock would be entitled to receive, pro rata, the net assets of the Company remaining after the Company satisfies its obligations with its creditors. Under our bylaws, the Company has eliminated the potential liability of directors to it, and is also required to indemnify its directors against any liability for monetary damages, to the extent allowed by Alabama law. All outstanding shares of Common Stock are fully paid and not subject to further calls or assessments.

The issuance of our shares pursuant to DWSI's plan of reorganization is exempt from registration under the Securities Act of 1933, pursuant to Section 1145 of the U.S. Bankruptcy Code. As such, unsecured claimants who receive our common stock issued in the acquisition will be able to immediately sell their shares in the public market. DWSI equity holders will also receive common stock, which is exempt from registration under the Securities Act pursuant to
Section 1145 of the Bankruptcy Code, but the plan of reorganization imposes certain transfer restrictions. The DWSI equity security holders will be unable to transfer their shares of our stock for three months after the plan's effective date, and thereafter the equity holder claimants may sell or transfer up to 5% of their shares each month until all of the stock that they own is transferrable. The ability to sell a large number of shares in the public market may cause the market price of our shares to drop.

Common Stock Purchase Warrants

Each recipient of an equity unit in the purchase will receive four common stock purchase warrants - one Series C. one Series D, one Series E, and one Series F warrant. The warrants are identical except for their exercise prices and expiration dates. Each warrant contains a step-up in price after an initial period. The per share exercise prices and expiration dates are:


          Initial                 Second                 Third
          Exercise                Exercise               Exercise
          Price    Until          Price    Until         Price    Until
Series C  $1.00    Dec. 23, 2000  $2.00    Jun. 26, 2001 None     None
Series D  $2.00    Jun. 26, 2001  $2.50    Sep. 24, 2001 $3.00    Dec. 25,2001
Series E  $3.00    Dec. 25, 2001  $3.50    Mar. 25, 2002 $4.00    Jun. 26,2002
Series F  $4.00    Jun. 26, 2002  $5.00    Jan. 2, 2003  $6.00    Jun. 26,2003

Each warrant may be redeemed by AWSI for a price of $0.05 per warrant upon 30 days' written notice to the holders. Our Board of Directors has the right to:

1.  decrease the exercise price of the warrants;
2. increase the life of the warrants in which event the exercise price may be increased; or
3. make such other changes as our directors deem appropriate provided, the changes contemplated do not violate any statutory or common law.

The warrants are also exempt from registration under the Securities Act of 1933, pursuant to Section 1145 of the U.S. Bankruptcy Code. As such, unsecured claimants who receive our warrants issued in the acquisition will be able to immediately sell their warrants without registration under federal and state securities laws. However, there is no public market for the warrants and we do not expect that any such market for them will ever develop. DWSI claimants and interest holders should be prepared to hold their warrants until they are either exercised by the holder or they expire under their terms.

Item 4     Changes in Registrant's Certifying Accountant

By letter dated August 16, 2000, we dismissed Brown, Armstrong, Randall, Reyes, Paulden & McCown Accountancy Corporation ("Brown Armstrong") as its independent public accountants. Our board of directors approved the decision to dismiss Brown Armstrong on July 17, 2000.

Brown Armstrong audited and reported on our financial condition for the fiscal years ended December 31, 1999 and 1998. Their reports for each of fiscal years 1999 and 1998 contained a qualification regarding our ability to continue as a going concern, in light of our history of recurring losses from operations. There were no disagreements betwen our company and Brown Armstrong on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which, if not reached to the satisfaction of Brown Armstrong, would have caused Brown Armstrong to make reference to the matter in their reports.


Item 5    Other Events

Resignation of Miles Humphrey as Director

Miles Humphrey resigned as a director effective August 6, 2000. In resigning, Mr. Humphrey expressed no disagreement with our Company on any matter relating to our operations, policies or practices. Mr. Humphrey served a
term as director which expires this year.   The remaining directors elected
David D. Schlueter to replace Mr. Humphrey on the board, to serve until the next election of directors. Mr. Schlueter's election was pursuant to the authority of the directors to replace resigning directors and pursuant to the provision in the DWSI asset purchase agreement that Mr. Schlueter would be appointed to the board and elected chairman.


Retention of Hurley & Company as Independent Accountants

We have retained Hurley & Company as our principal accountant to audit the Company's financial statements.

Recent Amendments to Our Articles of Incorporation

The AWSS shareholders have recently adopted amendments to our articles of incorporation to:

- increase our authorized common stock from 50 million shares to 150 million shares. The purpose of the increase is to have enough authorized shares on hand to complete the DWSI purchase and to be able to issue more shares in future acquisitions and/or financings.

- delete the provision in the articles giving shareholders preemptive rights (the right of existing shareholders to acquire enough shares to maintain their pro rata ownership interest, in the event we elect to issue more shares). The purpose of deleting preemptive rights is to allow management to negotiate share issuances and sales without having to offer the shares to its more than 5,000 shareholders.

These amendments were adopted by the shareholders at a special meeting held beginning on June 7, 2000, as adjourned until July 25, 2000, and the number of such shares represented at that meeting was 2,945,802. The votes were as follows

                                         Yes           No         Abstain
Increase common shares to 150 million    2,794,241     124,651    26,910
Delete shareholders' preemptive rights   2,612,523     113,794    150,123

Item 7     Financial Statements and Exhibits

Financial Statements - To Be Submitted By Amendment

DWSI does not have audited financial statements. SEC rules require that we file audited financial statements for DWSI, together with pro forma financial information for the combined enterprise, within 60 days of this Report on Form 8-K. We intend to file the required financial statements and information to comply with the SEC's requirement within 60 days. We have engaged the services of Hurley and Company to perform the financial audit.

Exhibits

2.1 Plan of Reorganization, In Re: Digital Wireless Systems, Inc., Debtor, Case No. 398-10899, U.S. Bankruptcy Court, Middle District of Tennessee, dated March 7, 2000.

2.2 Debtor's Modification to Plan of Reorganization, In Re: Digital Wireless Systems, Inc., Debtor, Case No. 398-10899, U.S. Bankruptcy Court, Middle District of Tennessee, filed May 23,2000.

2.3 Amended Disclosure Statement , In Re: Digital Wireless Systems, Inc., Debtor, Case No. 398-10899, U.S. Bankruptcy Court, Middle District of Tennessee, dated April 14, 2000.

2.4 Asset Purchase Agreement by and between Digital Wireless Systems, Inc., as Debtor and Advanced Wireless Systems, Inc., as Purchaser, February 15, 2000.

2.5 Closing Agreement between Digital Wireless Systems, Inc., and Advanced Wireless Systems, Inc., entered on August 6, 2000.

2.6 Escrow Agreement with respect to 284,410 units of equity of Advanced Wireless Systems, Inc.

4.1    Form of Warrant Agreement

4.2    Form of Series C Warrant Certificate

4.3    Form of Series D Warrant Certificate

4.4    Form of Series E Warrant Certificate

4.5    Form of Series F Warrant Certificate

10.1 Spectrum Lease Agreement between Digital Wireless Systems, Inc., and Advanced Wireless Systems, Inc., entered on August 6, 2000.

16.1 Letter of Brown, Armstrong, Randall, Reyes, Pauldin & McCown Accounting Corporation regarding change in certifying certifying accountant

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        ADVANCED WIRELESS SYSTEMS, INC.


Date: August 22, 2000   /s/ Thomas M. Howard
                        -----------------------------------
                        Thomas M. Howard, President